UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
May 12, 2015

EXCELSIS INVESTMENTS INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53346
(Commission File No.)

801 West Bay Drive, Suite 470
Largo, Florida 33770
(Address of principal executive offices and Zip Code)

(727-330-2731)
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02                          TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As of the year end December 31, 2015, we paid the following convertible notes in full:

A certain convertible note issued to Asher Enterprises dated January 23, 2014 in the principle amount of $53,000 plus interest at 8% per annum and due on October 23, 2014. During the year ended December 31, 2015, the Company satisfied the note in full through share conversions.

A certain convertible note issued to KBM Worldwide dated March 25, 2014 in the principle amount of $53,000 which was unsecured and bore interest at 8% per annum due on January 2, 2015. During the year ended December 31, 2015, the Company satisfied the note in full through share conversions.

A certain convertible note issued to KBM Worldwide dated June 13, 2014 in the principle amount of $53,000 which was unsecured and bore interest at 8% per annum  due on March 17, 2015.  During the year ended December 31, 2015, the Company satisfied the note in full through share conversions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 11th day of May 2016.

EXCELSIS INVESTMENTS, INC.

BY:	BRIAN MCFADDEN
Brian McFadden, President